For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com

Aramark Reports Second Quarter Results

Q2 SUMMARY

•Revenue $4 billion, +2%; Legacy Business Revenue +3.6%1
◦Led by growth in FSS International and Uniforms

•Operating Income -9%; Adjusted Operating Income (AOI) -0.5%1
◦FSS US results impacted by weather & client-related reinvestment costs
◦Strong results in FSS International and Uniforms

•EPS +9% to $0.12; Adjusted EPS of $0.45, flat to prior year1

•Leverage improves by 0.6x vs. prior year to 4.1x
◦Net debt reduced by over $600 million vs. prior year

Philadelphia, PA, May 7, 2019 - Aramark (NYSE: ARMK) today reported second quarter fiscal 2019 results.

“We saw strong revenue growth in the quarter, while simultaneously making deliberate investments to support new and existing clients,” said Eric J. Foss, Chairman, President and CEO. “We are making tangible progress on our transformational growth strategy, as we continue to innovate and strengthen our brand and product portfolio to create a consistently great customer experience.”

“In the near term, we are taking strategic portfolio actions to optimize returns and focus on new opportunities in the marketplace. As demonstrated by our solid first half performance, we expect 2019 to be another year of growth across revenue, earnings, and cash flow," Foss added. "We also remain committed to bolstering our balance sheet, and expect our leverage ratio to reach 3.8x by the end of the year.”

1 Constant Currency.

SECOND QUARTER RESULTS*

	Revenue
	Q2 '19	Q2 '18	Change	Adjusted Revenue Change
FSS United States[1]	$2,417M	$2,506M	(4)%	1%
FSS International	942	925	2%	11%
Uniform & Career Apparel	641	508	26%	27%
Total Company	$4,000M	$3,939M	2%	7%

	Operating Income			Adjusted Operating Income
	Q2 '19	Q2 '18	Change	Q2 '19	Q2 '18	Constant-Currency Change
FSS United States	$69M	$138M	(50)%	$153M	$170M	(10)%
FSS International	42	14	201%	44	44	6%
Uniform & Career Apparel	38	30	27%	65	53	22%
Corporate	(26)	(47)	(44%)	(25)	(26)	(5%)
Total Company	$123M	$135M	(9)%	$236M	$241M	(0.5)%
1 Q2 '18 GAAP results include divested Healthcare Technologies revenue and operating income of $106 million and $9 million, respectively.
* May not total due to rounding.

Consolidated revenue was $4.0 billion in the quarter, an increase of 6.7% on an adjusted basis over the prior-year period, composed of a 0.7% increase related to the AmeriPride acquisition, 2.4% increase related to an accounting rule change, and 3.6% of growth in the legacy business. The year-over-year decrease from the divestiture of the Healthcare Technologies business in November 2018 has been excluded from the calculation of legacy business growth.

The FSS United States segment income was unfavorably impacted versus the prior year period primarily by reinvestment costs for new and retained business, as well as adverse winter weather, including a severe snowstorm at Yosemite that affected our operations at the park. As expected, the FSS International segment income returned to growth in the quarter. Uniform income benefited from the inclusion of AmeriPride synergies and results.

GAAP SUMMARY
On a GAAP basis, revenue was $4.0 billion, operating income was $123 million, net income attributable to Aramark stockholders was $29 million, and diluted earnings per share were $0.12. This compares to the second quarter of 2018 where, on a GAAP basis, revenue was $3.9 billion, operating income was $135 million, net income attributable to Aramark stockholders was $28 million and diluted earnings per share were $0.11. Operating income in the second quarter of 2019 was unfavorably impacted by $65 million of one-time employee reinvestments funded by benefits from US tax reform. Second quarter GAAP diluted earnings per share increased 9% year-over-year.

CURRENCY
A stronger U.S. dollar decreased revenue by approximately $89 million and had a negative impact of approximately $4 million on operating income. It also had a one-cent negative impact on adjusted earnings per share.

CAPITAL STRUCTURE & LIQUIDITY
Total trailing 12-month net debt to covenant adjusted EBITDA was 4.1x at the end of the quarter, a 60 basis point improvement versus the end of the second quarter of 2018. At quarter-end the company had approximately $1.1 billion in cash and availability on its revolving credit facility.

2019 OUTLOOK
The Company provides its expectations for legacy business revenue growth, full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

The Company is providing the following performance outlook for Fiscal 2019:

•	Reaffirming legacy business revenue growth expectations of approximately 3%

•
Updating the 2019 adjusted EPS outlook to $2.20 to $2.30 per share, which reflects the impact of strategic portfolio actions in our International segment, as well as adverse weather. It includes four cents of currency headwinds.

•
Reiterating full-year free cash flow outlook of $500 million. This outlook includes approximately $50 million in cash outlay related to the divestiture of the Healthcare Technologies business and approximately $50 million in spending on the integrations of Avendra and AmeriPride.

•	Continuing to expect leverage ratio of 3.8x by the end of the fiscal year, and nearly $500 million of debt repayment.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We work to put our sustainability goals into action by focusing on initiatives that engage our employees, empower healthy living, preserve our planet and build local communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

Selected Operational and Financial Metrics
Adjusted Revenue
Adjusted Revenue represents revenue growth, adjusted to eliminate the impact of currency translation and divestitures.

Legacy Business Revenue
Legacy Business Revenue represents Adjusted Revenue, excluding the revenue of AmeriPride and Avendra that is not comparable to the prior year periods and the impact of the adoption of Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; tax reform related employee reinvestments; and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; merger and integration related charges; the effect of divestitures (including the gain on the sale); the effects of refinancings on interest and other financing costs, net; the impact of tax reform and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue, Legacy Business Revenue, Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Revenue, Legacy Business Revenue, Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related intangible assets - adjustments to eliminate the change in amortization resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel ($7.8 million for the second quarter of 2019, $15.5 million for year-to-date 2019, $8.6 million for the second quarter of 2018 and $22.3 million for year-to-date 2018) and amortization expense recognized on other acquisition-related intangible assets ($20.9 million for the second quarter of 2019, $43.6 million for year-to-date 2019, $18.3 million for the second quarter of 2018 and $27.2 million for year-to-date 2018).
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period related to streamlining initiatives ($22.0 million for year-to-date 2019, $39.5 million for the second quarter of 2018 and year-to-date 2018), adjustments to eliminate consulting costs incurred in the applicable period related to streamlining and general administrative initiatives ($4.3 million for the second quarter of 2019, $8.5 million for year-to-date 2019, $6.2 million for the second quarter of 2018 and $12.0 million for year-to-date 2018), incurring duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its existing headquarters and closing costs ($1.8 million for the second quarter of 2019, $8.4 million for year-to-date 2019 and $2.4 million for the second quarter of 2018 and year-to-date 2018), incurring charges related to information technology related initiatives ($2.2 million for the second quarter of 2019 and $3.7 million for year-to-date 2019) and other charges ($1.9 million for the second quarter of 2018 and $2.6 million for year-to-date 2018).
Effects of divestitures - adjustments to eliminate the impact that the Healthcare Technologies divestitures had on comparative periods.
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including deal costs, costs for transitional employees and integration related consulting costs ($9.7 million for the second quarter of 2019, $18.3 million for year-to-date 2019, $35.8 million for the second quarter of 2018 and $55.1 million for year-to-date 2018).
Gain on sale of Healthcare Technologies - adjustment to eliminate the impact of the gain on sale of the Healthcare Technologies business.
Tax Reform Related Employee Reinvestments - adjustments to eliminate certain one-time reinvestments associated with tax savings created by the Tax Cuts and Jobs Act of 2017, including employee training expenses, one-time special recognition awards and one-time retirement contributions ($65.5 million for the second quarter and year-to-date 2019).
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income/loss from prior years' loss experience under our casualty insurance program ($11.3 million gain for year-to-date 2019, $5.3 million gain for the second quarter 2018 and $18.2 million gain for year-to-date 2018), settlement charges related to exiting a joint venture arrangement ($4.5 million for the second quarter and year-to-date 2019), pension plan charges ($1.2 million for year-to-date 2019, $0.5 million for the second quarter of 2018 and $2.1 million for year-to-date 2018), banker fees and other charges related to the sale of Healthcare Technologies ($8.4 million for year-to-date 2019), charges related to a joint venture liquidation and acquisition ($5.6 million for the second quarter of 2018 and year-to-date 2018), the impact of the change in fair value related to certain gasoline and diesel agreements ($4.6 million gain for the second quarter of 2019, $4.4 million loss for year-to-date 2019, $1.5 million loss for the second quarter of 2018 and $0.3 million gain for year-to-date 2018) and other charges.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing and other on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts and other pension plan charges.
Effect of tax reform on provision for income taxes - adjustments to eliminate the impact of tax reform that is not indicative of our ongoing tax position based on the new tax policies and certain other adjustments.

Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements made by our Chairman, President, and CEO and under the heading "2019 Outlook" and including with respect to, without limitation, anticipated effects of changes related to accounting changes and the divestiture of our Healthcare Technologies business, the expected impact of strategic portfolio actions, the benefits and costs of our acquisitions of each of Avendra, LLC ("Avendra") and AmeriPride Services, Inc. ("AmeriPride") and related financings, as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the proposed transactions will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra's and AmeriPride's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 21, 2018 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 29, 2019	March 30, 2018
Revenue	$3,999,987	$3,939,311
Costs and Expenses:
Cost of services provided	3,639,959	3,563,009
Depreciation and amortization	147,908	152,864
Selling and general corporate expenses	88,285	88,444
Gain on sale of Healthcare Technologies	1,000	—
	3,877,152	3,804,317
Operating income	122,835	134,994
Interest and Other Financing Costs, net	84,178	92,653
Income Before Income Taxes	38,657	42,341
Provision for Income Taxes	9,347	14,625
Net income	29,310	27,716
Less: Net income (loss) attributable to noncontrolling interest	(43)	147
Net income attributable to Aramark stockholders	$29,353	$27,569

Earnings per share attributable to Aramark stockholders:
Basic	$0.12	$0.11
Diluted	$0.12	$0.11
Weighted Average Shares Outstanding:
Basic	246,217	245,648
Diluted	250,347	252,485

	Six Months Ended
	March 29, 2019	March 30, 2018
Revenue	$8,265,336	$7,904,429
Costs and Expenses:
Cost of services provided	7,434,404	7,085,239
Depreciation and amortization	298,629	286,713
Selling and general corporate expenses	192,415	180,612
Gain on sale of Healthcare Technologies	(156,309)	—
	7,769,139	7,552,564
Operating income	496,197	351,865
Interest and Other Financing Costs, net	167,155	166,786
Income Before Income Taxes	329,042	185,079
(Benefit) Provision for Income Taxes	49,054	(135,077)
Net income	279,988	320,156
Less: Net income (loss) attributable to noncontrolling interest	(49)	303
Net income attributable to Aramark stockholders	$280,037	$319,853

Earnings per share attributable to Aramark stockholders:
Basic	$1.14	$1.30
Diluted	$1.11	$1.27
Weighted Average Shares Outstanding:
Basic	246,540	245,366
Diluted	251,355	252,380

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Unaudited)
(In Thousands)

	March 29, 2019	September 28, 2018
Assets

Current Assets:
Cash and cash equivalents	$195,387	$215,025
Receivables	1,878,151	1,790,433
Inventories	400,269	724,802
Prepayments and other current assets	156,796	171,165
Total current assets	2,630,603	2,901,425
Property and Equipment, net	2,142,944	1,378,094
Goodwill	5,522,552	5,610,568
Other Intangible Assets	2,087,641	2,136,844
Other Assets	1,327,074	1,693,171
	$13,710,814	$13,720,102

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$56,339	$30,907
Accounts payable	911,785	1,018,920
Accrued expenses and other current liabilities	1,342,981	1,440,332
Total current liabilities	2,311,105	2,490,159
Long-Term Borrowings	7,134,286	7,213,077
Deferred Income Taxes and Other Noncurrent Liabilities	1,021,749	977,215
Redeemable Noncontrolling Interest	9,994	10,093
Total Stockholders' Equity	3,233,680	3,029,558
	$13,710,814	$13,720,102

*In connection with the Company's adoption of ASC 606, Revenue from Contracts with Customers, the classification of certain balance sheet line items has been adjusted as of March 29, 2019, including Inventories, Property and Equipment, net and Other Assets. Further details will be available in the Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2019.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	March 29, 2019	March 30, 2018

Cash flows from operating activities:
Net income	$279,988	$320,156
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	298,629	286,713
Deferred income taxes	3,475	(164,069)
Share-based compensation expense	33,241	33,511
Net gain on sale of Healthcare Technologies	(139,165)	—
Changes in operating assets and liabilities	(361,168)	(461,032)
Payments made to clients on contracts[1]	(26,551)	—
Other operating activities	534	6,348
Net cash provided by operating activities	88,983	21,627

Cash flows from investing activities:
Net purchases of property and equipment and other	(222,846)	(243,416)
Acquisitions, divestitures and other investing activities	281,041	(2,232,844)
Net cash provided by (used in) investing activities	58,195	(2,476,260)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(245,387)	2,408,675
Net change in funding under the Receivables Facility	205,000	95,800
Payments of dividends	(54,220)	(51,547)
Proceeds from issuance of common stock	10,372	10,556
Repurchase of stock	(50,000)	(24,410)
Other financing activities	(29,120)	(40,276)
Net cash provided by (used in) financing activities	(163,355)	2,398,798
Effect of foreign exchange rates on cash and cash equivalents	(3,461)	2,571
Decrease in cash and cash equivalents	(19,638)	(53,264)
Cash and cash equivalents, beginning of period	215,025	238,797
Cash and cash equivalents, end of period	$195,387	$185,533

[1]Prior to the Company's adoption of ASC 606, Revenue from Contracts with Customers, certain client contract investments were included within "Net purchases of property and equipment and other" in Net cash provided by (used in) investing activities. Subsequent to adoption of ASC 606, these costs are now included within "Payments made to clients on contracts" in Net cash provided by operating activities.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	March 29, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,416,958	$942,063	$640,966		$3,999,987
Operating Income (as reported)	$68,815	$41,899	$38,198	$(26,077)	$122,835
Operating Income Margin (as reported)	2.85%	4.45%	5.96%		3.07%

Revenue (as reported)	$2,416,958	$942,063	$640,966		$3,999,987
Effect of Currency Translation	2,392	84,088	3,010		89,490
Adjusted Revenue	$2,419,350	$1,026,151	$643,976		$4,089,477
Revenue Growth (as reported)	(3.57)%	1.81%	26.28%		1.54%
Adjusted Revenue Growth	0.79%	10.90%	26.88%		6.69%

Operating Income (as reported)	$68,815	$41,899	$38,198	$(26,077)	$122,835
Amortization of Acquisition-Related Intangible Assets	21,184	1,358	6,115	—	28,657
Severance and Other Charges	3,992	—	—	4,418	8,410
Merger and Integration Related Charges	1,186	—	8,477	—	9,663
Gain on sale of Healthcare Technologies	1,000	—	—	—	1,000
Tax Reform Related Employee Reinvestments	51,802	352	11,858	1,443	65,455
Gains, Losses and Settlements impacting comparability	4,567	323	—	(4,579)	311
Adjusted Operating Income*	$152,546	$43,932	$64,648	$(24,795)	$236,331
Effect of Currency Translation	420	3,261	322	—	4,003
Adjusted Operating Income (Constant Currency)	$152,966	$47,193	$64,970	$(24,795)	$240,334

Operating Income Growth (as reported)	(50.08)%	201.32%	27.31%	(44.23)%	(9.01)%
Adjusted Operating Income Growth	(10.16)%	(0.89)%	21.12%	(4.61)%	(2.14)%
Adjusted Operating Income Growth (Constant Currency)	(9.91)%	6.47%	21.72%	(4.61)%	(0.48)%
Adjusted Operating Income Margin (Constant Currency)	6.32%	4.60%	10.09%		5.88%

	Three Months Ended
	March 30, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,506,453	$925,300	$507,558		$3,939,311
Effect of Divestitures	(106,105)	—	—		(106,105)
Adjusted Revenue	$2,400,348	$925,300	$507,558		$3,833,206

Operating Income (as reported)	$137,843	$13,905	$30,003	$(46,757)	$134,994
Amortization of Acquisition-Related Intangible Assets	21,412	1,034	4,473	—	26,919
Severance and Other Charges	17,671	23,400	1,571	7,349	49,991
Effect of Divestitures	(9,189)	—	—	—	(9,189)
Merger and Integration Related Charges	6,832	—	17,328	11,600	35,760
Gains, Losses and Settlements impacting comparability	(4,777)	5,986	—	1,815	3,024
Adjusted Operating Income*	$169,792	$44,325	$53,375	$(25,993)	$241,499

Operating Income Margin (as reported)	5.50%	1.50%	5.91%		3.43%
Adjusted Operating Income Margin	7.07%	4.79%	10.52%		6.30%

* Beginning in fiscal 2019, the definition of AOI changed. AOI for the three months ended March 30, 2018 has been calculated based on this new definition. See page 5 for the new definition of AOI.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	March 29, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$5,077,315	$1,895,183	$1,292,838		$8,265,336
Operating Income (as reported)	$432,566	$53,355	$90,892	$(80,616)	$496,197
Operating Income Margin (as reported)	8.52%	2.82%	7.03%		6.00%

Revenue (as reported)	$5,077,315	$1,895,183	$1,292,838		$8,265,336
Effect of Currency Translation	4,215	139,495	5,244		148,954
Adjusted Revenue	$5,081,530	$2,034,678	$1,298,082		$8,414,290
Revenue Growth (as reported)	(1.53)%	3.10%	42.04%		4.57%
Adjusted Revenue Growth	1.81%	10.68%	42.62%		8.71%

Operating Income (as reported)	$432,566	$53,355	$90,892	$(80,616)	$496,197
Amortization of Acquisition-Related Intangible Assets	44,428	2,488	12,134	—	59,050
Severance and Other Charges	13,947	17,945	493	10,253	42,638
Merger and Integration Related Charges	3,282	—	14,990	8	18,280
Gain on sale of Healthcare Technologies	(156,309)	—	—	—	(156,309)
Tax Reform Related Employee Reinvestments	51,802	352	11,858	1,443	65,455
Gains, Losses and Settlements impacting comparability	(5,276)	2,542	—	10,431	7,697
Adjusted Operating Income*	$384,440	$76,682	$130,367	$(58,481)	$533,008
Effect of Currency Translation	831	5,251	526	—	6,608
Adjusted Operating Income (Constant Currency)	$385,271	$81,933	$130,893	$(58,481)	$539,616

Operating Income Growth (as reported)	36.04%	(7.63)%	22.04%	(18.02)%	41.02%
Adjusted Operating Income Growth	6.80%	(13.99)%	31.00%	(2.53)%	9.08%
Adjusted Operating Income Growth (Constant Currency)	7.03%	(8.10)%	31.53%	(2.53)%	10.43%
Adjusted Operating Income Margin (Constant Currency)	7.58%	4.03%	10.08%		6.41%

	Six Months Ended
	March 30, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$5,155,979	$1,838,282	$910,168		$7,904,429
Effect of Divestitures	(164,652)	—	—		(164,652)
Adjusted Revenue	$4,991,327	$1,838,282	$910,168		$7,739,777

Operating Income (as reported)	$317,960	$57,761	$74,475	$(98,331)	$351,865
Amortization of Acquisition-Related Intangible Assets	42,614	2,008	4,930	—	49,552
Severance and Other Charges	18,314	23,400	1,571	13,191	56,476
Effect of Divestitures	(14,315)	—	—	—	(14,315)
Merger and Integration Related Charges	9,686		20,286	25,159	55,131
Gains, Losses and Settlements impacting comparability	(14,289)	5,986	(1,746)	(16)	(10,065)
Adjusted Operating Income*	$359,970	$89,155	$99,516	$(59,997)	$488,644

Operating Income Margin (as reported)	6.17%	3.14%	8.18%		4.45%
Adjusted Operating Income Margin	7.21%	4.85%	10.93%		6.31%

* Beginning in fiscal 2019, the definition of AOI changed. AOI for the six months ended March 30, 2018 has been calculated based on this new definition. See page 5 for the new definition of AOI.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018

Net Income Attributable to Aramark Stockholders (as reported)	$29,353	$27,569	$280,037	$319,853
Adjustment:
Amortization of Acquisition-Related Intangible Assets	28,657	26,919	59,050	49,552
Severance and Other Charges	8,410	49,991	42,638	56,476
Effect of Divestitures	—	(9,189)	—	(14,315)
Merger and Integration Related Charges	9,663	35,760	18,280	55,131
Gain on sale of Healthcare Technologies	1,000	—	(156,309)	(10,065)
Tax Reform Related Employee Reinvestments	65,455	—	65,455	—
Gains, Losses and Settlements impacting comparability	311	3,024	7,697	—
Effects of Refinancing and Other on Interest and Other Financing Costs, net	—	6,404	—	18,843
Effect of Tax Reform on Provision for Income Taxes	(809)	—	(12,126)	(183,808)
Tax Impact of Adjustments to Adjusted Net Income	(29,240)	(23,847)	(32,383)	(36,174)
Adjusted Net Income	$112,800	$116,631	$272,339	$255,493
Effect of Currency Translation, net of Tax	2,596	—	5,095	—
Adjusted Net Income (Constant Currency)	$115,396	$116,631	$277,434	$255,493

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$29,353	$27,569	$280,037	$319,853
Diluted Weighted Average Shares Outstanding	250,347	252,485	251,355	252,380
	$0.12	$0.11	$1.11	$1.27
Earnings Per Share Growth (as reported)	9.09%		(12.60)%

Adjusted Earnings Per Share
Adjusted Net Income*	$112,800	$116,631	$272,339	$255,493
Diluted Weighted Average Shares Outstanding	250,347	252,485	251,355	252,380
	$0.45	$0.46	$1.08	$1.01
Adjusted Earnings Per Share Growth	(2.17)%		6.93%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$115,396	$116,631	$277,434	$255,493
Diluted Weighted Average Shares Outstanding	250,347	252,485	251,355	252,380
	$0.46	$0.46	$1.10	$1.01
Adjusted Earnings Per Share Growth (Constant Currency)	—%		8.91%

* Beginning in fiscal 2019, the definition of Adjusted Net Income changed. Adjusted Net Income for the three and six months ended March 30, 2018 has been calculated based on this new definition. See page 5 for the new definition of Adjusted Net Income.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	March 29, 2019	March 30, 2018

Net Income Attributable to Aramark Stockholders (as reported)	$528,067	$498,286
Interest and Other Financing Costs, net	350,964	294,559
(Benefit) Provision for Income Taxes	87,568	(65,124)
Depreciation and Amortization	608,098	543,107
Share-based compensation expense(1)	88,007	63,981
Unusual or non-recurring (gains) and losses(2)	(156,309)	—
Pro forma EBITDA for equity method investees(3)	13,197	15,338
Pro forma EBITDA for certain transactions(4)	(11,055)	137,627
Other(5)	185,799	140,979
Covenant Adjusted EBITDA	$1,694,336	$1,628,753

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,190,625	$7,822,007
Less: Cash and cash equivalents	$195,387	$185,533
Net Debt	$6,995,238	$7,636,474
Covenant Adjusted EBITDA	$1,694,336	$1,628,753
Net Debt/Covenant Adjusted EBITDA	4.1	4.7

(1) Represents compensation expense related to the Company's issuances of share-based awards.
(2) Represents the gain from the divestiture of Healthcare Technologies.
(3) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our net income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.

(4) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(5) "Other" for the twelve months ended March 29, 2019 and March 30, 2018, respectively, includes organizational streamlining initiatives ($19.0 million costs and $58.9 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($4.5 million loss and $0.9 million gain), expenses related to merger and integration related charges ($41.3 million and $57.2 million), duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its existing headquarters and closing costs ($13.7 million and $2.4 million) and other miscellaneous expenses. "Other" for the twelve months ended March 29, 2019 also includes compensation expense for one-time employee reinvestments funded by benefits from U.S. tax reform ($65.5 million), adjustments to remove the impact attributable to the adoption of certain new accounting standards, including Accounting Standards Codification 606, Revenue from Contracts with Customers, in accordance with the Credit Agreement and indentures ($10.4 million), banker fees and other charges related to the sale of Healthcare Technologies ($9.9 million), certain environmental charges ($5.0 million), settlement charges related to exiting a joint venture arrangement ($4.5 million) and the impact of hyperinflation in Argentina ($3.8 million). "Other" for the twelve months ended March 30, 2018 also includes the estimated impact of natural disasters ($14.4 million, of which $6.1 million related to asset write-downs) and property and other asset write-downs related to a joint venture liquidation and acquisition ($5.6 million).

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
LEGACY BUSINESS REVENUE
(Unaudited)
(In thousands)

	Three Months Ended	Six Months Ended
	March 29, 2019	March 29, 2019

Revenue (as reported)	$3,999,987	$8,265,336
Effect of Currency Translation	89,490	148,954
Adjusted Revenue	4,089,477	8,414,290
Effect of AmeriPride and Avendra Acquisitions	(26,730)	(198,384)
Changes pursuant to ASC 606, Revenue from Contracts with Customers	(91,583)	(180,090)
Legacy Business Revenue	$3,971,164	$8,035,816

	Three Months Ended	Six Months Ended
	March 30, 2018	March 30, 2018
Revenue (as reported)	$3,939,311	$7,904,429
Effect of Divestitures	(106,105)	(164,652)
Legacy Business Revenue	$3,833,206	$7,739,777

Revenue Growth (as reported)	1.54%	4.57%
Legacy Business Revenue Growth	3.60%	3.82%